POWER OF ATTORNEY

           SPECIAL POWER OF ATTORNEY

           The undersigned, Mark A. Scudder, hereby appoints James E. Brophy, III and Brian J. Zavislak, or any one of them, acting alone or in concert, as his attorney-in-fact for the purpose of preparing and signing the undersigneds name to any Form 4 or 5, or any amendment thereto, required to be filed by me with the Securities and Exchange Commission, pursuant to Section 16(a) of the Securities and Exchange Act of 1934 (the Act) with respect to my beneficial ownership of any securities of Knight Transportation, Inc. (the Company). The above named attorneys-in-fact, acting alone or in concert, are authorized on my behalf to complete any such Form 4 or 5, or amendment thereto, and may rely on information I provide telephonically, or otherwise, with respect to my ownership of, and the purchases and sales of, any equity securities of the Company. This authorization shall expire as of January 15, 2004.

           __/s/ Mark A. Scudder______________________
           Mark A. Scudder, Director
           Knight Transportation, Inc.

           STATE OF NEBRASKA)
           ) ss.
           County of Lancaster)

           The foregoing instrument was acknowledged before me this 27th day of February, 2003, by Mark A. Scudder.

           ____/s/ Kristin A. Brown____________________
           Kristin A. Brown, NOTARY PUBLIC

/s/ SCUDDER MARK A

Signature

SCUDDER MARK A

Print Name

06/03/2003

Date